EXHIBIT 10(a)
                      AMENDED AND RESTATED
                      EMPLOYMENT AGREEMENT


          THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT ("Agreement" herein) by and between HOUSTON INDUSTRIES INCORPORATED, a Texas corporation (said corporation, together with its successors and assigns permitted under this Agreement, hereinafter referred to as the "Company"), and DON D. JORDAN (the "Executive"), dated this 6th day of June, 1994.


                 W  I  T  N  E  S  S  E  T  H:

          WHEREAS, on May 12, 1994, the Company and Executive entered into an Employment Agreement (the "Prior Agreement") under which
Executive would receive certain employment rights and benefits upon a "Change of Control" (as defined therein); and

          WHEREAS, the parties to said Prior Agreement desire to completely amend and restate said Prior Agreement so that the Company shall have the option to benefit from the continued services of Executive beyond his attainment of age 65 and Executive has consented to make himself available to be so employed; and

          WHEREAS, Section 15(A) of the Prior Agreement authorizes the amendment of said Agreement with the mutual consent of the parties and the parties desire to so amend and restate the Prior Agreement;

          NOW, THEREFORE, in consideration and mutual covenants and agreements herein contained, the parties hereto agree that the Prior Agreement shall be amended and restated in its entirety to read as follows (the Prior Agreement as so amended and restated being hereinafter called "this Agreement"):

                             PART A

                    CHANGE OF CONTROL PERIOD

          The Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication of the Executive, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below) of the Company. The Board believes it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control and to encourage the Executive's full attention and dedication to the Company in the event of any threatened or pending Change of Control, and to provide the Executive with compensation and benefits arrangements upon a Change of Control which ensure that the compensation and benefits expectations of the Executive will be satisfied and which are competitive with those of other corporations. Therefore, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.

          NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

     1.        CERTAIN DEFINITIONS:

          A. "AFFILIATED COMPANIES" shall mean and include any company controlled by, controlling or under common control with the Company within the meaning of Section 414(o) of the Code.

          B. "ANNUAL BASE SALARY" shall mean the salary of the Executive provided for in Section 4(B)(i) below, as adjusted and in effect from time to time.

          C. "BENEFICIARY" shall mean the person or persons named in writing and filed with the Company to receive any compensation or benefit payable hereunder following Executive's death, or in the event no such person is named or survives the Executive, his estate. In the event of the Executive's death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his Beneficiary, estate or other legal representative.

          D. "BOARD" shall mean the Board of Directors of the Company.

          E. "CAUSE" shall mean those specific reasons for Executive's termination of employment as specified in Section 5(B) hereof.

          F. "CHANGE OF CONTROL" shall have the meaning ascribed to it in Section 2 hereof.

          G. "CHANGE OF CONTROL PERIOD" shall mean the period commencing on the date hereof and ending on the first day of the month next following the Executive's retirement on or after his Normal
Retirement Date under the Company's tax-qualified retirement plan or any successor retirement plan (the "Retirement Plan").

          H. "CODE" shall mean the Internal Revenue Code of 1986, as now in effect and as hereafter amended.

          I. "DISABILITY" shall mean the absence of the Executive from Executive's duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to Executive or Executive's legal representative. Such agreement as to acceptability by the Executive not to be withheld unreasonably.

          J. "EFFECTIVE DATE" shall mean the first date during the Change of Control Period (as defined in Section 1(G)) on which a Change of Control occurs. Anything in this Agreement to the contrary notwithstanding, if a Change of Control occurs and if the Executive's employment with the Company is terminated or the Executive ceases to be an officer of the Company prior to the date on which the Change of Control occurs, and if it is reasonably demonstrated by the Executive that such termination of employment or cessation of status as a officer
(i) was at the request of a third party who has taken steps reasonably calculated to effect the Change of Control or (ii) otherwise arose in connection with or anticipation of the Change of Control, then for all purposes of this Agreement, the "Effective Date" shall mean the date immediately prior to the date of such termination of employment or cessation of status as an officer.

          K. "EMPLOYMENT PERIOD" shall mean the period commencing on the Effective Date and ending on the date described in Section 3.

          L. "SPOUSE" shall mean the person who is legally married to the Executive.

     2. CHANGE OF CONTROL: For the purpose of this Agreement, a "Change of Control" shall be deemed to have occurred if:

          (a) any "person," including a "group" as determined in accordance with Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act"), is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities;

          (b) as a result of, or in connection with, any tender offer or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions
     (a "Transaction"), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company;

          (c) the Company is merged or consolidated with another corporation and as a result of such merger or consolidation less than 70% of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former stockholders of the Company, other than (x) affiliates within the meaning of the Exchange Act, or (y) any party to such merger or consolidation;

          (d) a tender offer or exchange offer is made and consummated for the ownership of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding voting securities; or

          (e) the Company transfers substantially all of its assets to another corporation which is not a wholly owned subsidiary of the Company;

     provided, however, that unless the Board of Directors of the Company determines otherwise prior to the date of any event described in the foregoing clauses (a) - (e) above ("Event"), a "Change of Control" shall not have occurred if any Event results, directly or indirectly, in the beneficial ownership by the employees, former employees or members of the Board of Directors of the Company of:

                    (x)  substantially all of the assets of
          the Company; or

                    (y)  securities of the Company
          representing 30% or more of the combined voting power of the outstanding securities of the Company or any successor to the Company.

     3. EMPLOYMENT PERIOD: The Company hereby agrees to continue the Executive in its employ, and the Executive hereby agrees to remain in the employ of the Company, in accordance with the terms and provisions of this Agreement, for the period commencing on the Effective Date and ending on the earlier to occur of (i) the fifth anniversary of such Effective Date or (ii) the first day of the month coinciding with or next following the Executive's attainment of age 67.

     4.        TERMS OF EMPLOYMENT:

          A.   POSITION AND DUTIES:

               (i) During the Employment Period and until the date of his termination of employment hereunder, the Executive shall be employed as the Chairman and Chief Executive Officer of the Company and be responsible for the general management of the affairs of the Company; provided, however, that the Executive may upon agreement of the parties relinquish the office of Chief Executive Officer of the Company. Executive shall, however, at all times remain employed as Chairman of the Board. It is the intention of the parties that during the Employment Period the Executive shall continue to be elected to and serve on the Board as its Chairman. The Executive, in carrying out his duties under this Agreement, shall report only to the Board. During the Employment Period, (a) the Executive's position (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned at any time during the 90-day period immediately preceding the Effective Date, except as otherwise provided immediately above and
     (b) the Executive's services shall be performed at the location where the Executive was employed immediately preceding the Effective Date or any office which is the headquarters of the Company and is less than 250 miles from such location. It is hereby agreed and understood that Executive may be required by the Company to move his business office (within the 250-mile limit set forth above) but not his principle place of residence. In the event that the Company requires Executive to move his main office outside of Harris County, the Company shall provide, at no expense to Executive, an apartment or townhome in the new location which is commensurate with Executive's standard of living.

               (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this

     Agreement for the Executive to (a) serve on corporate, civic or charitable boards or committees, (b) deliver lectures, fulfill speaking engagements or teach at educational institutions and (c) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.
     It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

          B.   COMPENSATION:

               (i) ANNUAL BASE SALARY: During the Employment Period, the Executive shall receive an Annual Base Salary at a monthly rate at least equal to the highest monthly base salary paid to the Executive by the Company during the 12-month period immediately preceding the month in which the Effective Date occurs. Thereafter, the Annual Base Salary shall increase by not less than 5% each year (unless a smaller percentage is agreed upon between the parties) with the increases being effective on the same date that similar salary changes are effective for other members of the senior group of executives of the Company. During the Employment Period and subject to the provisions of the preceding sentence, the Annual Base Salary shall be reviewed at least annually and shall be increased at any time and from time to time as shall be substantially consistent with increases in base salary generally awarded in the ordinary course of business to other peer executives of the Company and its Affiliated Companies. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased.

               (ii) ANNUAL BONUS: In addition to Annual Base Salary, the Executive shall be awarded, for each fiscal year ending during the Employment Period, an annual bonus
     (the "Annual Bonus") in cash and/or common stock of the Company as determined in accordance with the existing bonus plans of the Company, the Executive Incentive Compensation Plan ("EICP") and the Long-Term Incentive Compensation Plan ("LICP"), or any successor plan or plans, if any successor of the Company has a superior bonus plan or plans. Each such Annual Bonus shall be in an amount not less than the greater of (1) 125% of Annual Base Salary or (2) the bonus payable to the Executive for the applicable year under the EICP and LICP or said successor superior plan assuming that any performance objectives thereunder had been met at the "target" level; and, such Annual Bonus shall be paid at the same time or times as similar bonuses are paid to other peer executives of the Company, unless the Executive shall elect to defer the receipt of such Annual Bonus. For all purposes of this Agreement, "Annual Bonus" shall be deemed to include but not necessarily limited to the aggregate of
     (a) cash paid during a given year under the EICP for short-term annual awards thereunder and (b) the dollar value of shares of the Company's common stock paid out during a given year under the LICP based on the achievement of certain performance goals, plus dividend equivalent accruals during the performance period.

               (iii)     INCENTIVE, SAVINGS AND RETIREMENT
     PLANS: During the Employment Period, the Executive shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other peer executives of the Company and its Affiliated Companies, but in no event shall such plans, practices, policies and programs provide the Executive with incentive opportunities (measured with respect to both regular and special incentive opportunities, to the extent, if any, that such distinction is applicable), savings opportunities and retirement benefit opportunities, in each case, less favorable, in the aggregate, than the most favorable of those provided by the Company and its Affiliated Companies for the Executive under such plans, practices, policies and programs as in effect at any time during the 90-day period immediately preceding the Effective Date or if more favorable to the Executive, those provided generally at any time after the Effective Date to other peer executives of the Company and its Affiliated Companies.

               (iv) WELFARE BENEFIT PLANS: During the Employment Period, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its Affiliated Companies (including, without limitation, medical, prescription, dental, disability, executive salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other peer executives of the Company and its Affiliated Companies, but in no event shall such plans, practices, policies and programs provide the Executive with benefits which are less favorable, in the aggregate, than the most favorable of such plans, practices, policies and programs in effect for the Executive at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive, those provided generally at any time after the Effective Date to other peer executives of the Company and its Affiliated Companies.

               (v) EXPENSES: During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the most favorable policies, practices and procedures of the Company and its Affiliated Companies in effect for the Executive at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its Affiliated Companies.
                                  -6-

               (vi) FRINGE BENEFITS:  During the Employment
     Period, the Executive shall be entitled to fringe benefits in accordance with the most favorable plans, practices, programs and policies of the Company and its Affiliated Companies in effect for the Executive at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its Affiliated Companies.

               (vii) OFFICE AND SUPPORT STAFF: During the Employment Period, the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to exclusive personal secretarial and other assistance, at least equal to the most favorable of the foregoing provided to the Executive by the Company and its Affiliated Companies at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive, as provided generally at any time thereafter with respect to other peer executives of the Company and its Affiliated Companies.

               (viii) VACATION: During the Employment Period, the Executive shall be entitled to paid vacation in accordance with the most favorable plans, policies, programs and practices of the Company and its Affiliated Companies as in effect for the Executive at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its Affiliated Companies.

               (ix) OTHER PERQUISITES: During the Employment Period, the Executive shall continue to be provided with such perquisites as were provided to the Executive on the Effective Date of this Agreement. Such perquisites shall be reviewed annually by the Personnel Committee of the Board.
     In addition, the Executive shall be entitled to reimbursement for expenses incurred with respect to the preparation of his personal income tax returns and for financial counseling in an amount not to exceed $10,000 per calendar year.

     5.        TERMINATION OF EMPLOYMENT:

          A. DEATH OR DISABILITY: The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period, it may give to the Executive written notice in accordance with
Section 15(B) of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties.

          B. CAUSE: The Company may terminate the Executive's employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean

(i) repeated violations by the Executive of the Executive's obligations under Section 4(A) of this Agreement (other than as a result of incapacity due to physical or mental illness) which are demonstrably willful and deliberate on the Executive's part, which are committed in bad faith or without reasonable belief that such violations are in the best interests of the Company and which are not remedied in a reasonable period of time after receipt of written notice from the Company specifying such violations or (ii) the conviction of the Executive of a felony involving moral turpitude.

          C. GOOD REASON: The Executive's employment may be terminated during the Employment Period by the Executive for Good
Reason.  For purposes of this Agreement, "Good Reason" shall mean:

               (i) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 4(A) of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

               (ii) any failure by the Company to comply with any of the provisions of Section 4(B) of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

               (iii) the Company's requiring the Executive to be based at any office or location other than that described in Section 4(A)(i) hereof or the Company's failure to provide the residence required by Section 4(A)(i);

               (iv) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement; or

               (v) any failure by the Company to comply with and satisfy Section 11(C) of this Agreement, provided that such successor has received at least ten days' prior written notice from the Company or the Executive of the requirements of Section 11(C) of this Agreement.

For purposes of this Section 5(C), any good faith determination of "Good Reason" made by the Executive shall be conclusive.

          D. NOTICE OF TERMINATION: Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 15(B) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 15 days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company hereunder or preclude the Executive or the Company from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

          E. DATE OF TERMINATION: "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be,
(ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination and
(iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

     6.        OBLIGATIONS OF THE COMPANY UPON TERMINATION:

          A.   GOOD REASON, OTHER THAN FOR CAUSE, DEATH OR
DISABILITY: If, during the Employment Period, the Company shall terminate the Executive's employment other than for Cause or Disability or the Executive shall terminate employment for Good Reason, then:

               (i) the Company shall pay to the Executive in a lump sum in cash (or common stock of the Company with respect to certain payments under LICP), within 30 days after the Date of Termination, the aggregate of (1) the Executive's Annual Base Salary and Annual Bonus remaining owing to the Executive for the Employment Period as if there had been no termination determined without any reduction for the present value of such lump-sum payment and (2) any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1) and (2) above shall be hereinafter referred to as the "Accrued Obligations");

               (ii) the benefits accrued up to the Date of Termination under the Retirement Plan and the Benefit Restoration Plan of the Company or any successor plan thereto ("SERP" herein) shall commence immediately thereunder in such form as elected by the Executive in accordance with the terms of said Plans and, notwithstanding any provision of the SERP to the contrary, the Company and the Board hereby agree to cause the SERP to be administered so that no benefit payable under the SERP may be commuted and paid in a lump sum by the Company;

               (iii) the Company shall pay a separate monthly supplemental retirement benefit equal to the difference between (1) the benefit payable under the Retirement Plan and the SERP or any other successor supplemental and/or excess retirement plan of the Company and its Affiliated Companies providing benefits for the Executive which the Executive would receive if the Executive's employment continued at the compensation level provided for in Sections 4(B)(i) and 4(B)(ii) of this Agreement for the remainder of the Employment Period, assuming for this purpose that all accrued benefits are fully vested and that benefit accrual formulas and actuarial assumptions are no less advantageous to the Executive than those in effect during the 90-day period immediately preceding the Effective Date, and
     (2) the Executive's actual benefit (paid or payable), if any, under the Retirement Plan and the SERP (the amount of such benefit calculated under this Section 6(A)(iii) which shall commence at the same time and be payable in the same form as the amounts described in Section 6(A)(ii) shall be hereinafter referred to as the "Supplemental Retirement Benefit");

               (iv) for the remainder of the Employment Period, or such longer period as any plan, program, practice or policy may provide, the Company shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in
     Section 4(B)(iv) of this Agreement if the Executive's employment had not been terminated in accordance with the most favorable plans, practices, programs or policies of the Company and its Affiliated Companies as in effect and applicable generally to other peer executives and their families during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its Affiliated Companies and their families; provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility (such continuation of such benefits for the applicable period herein set forth shall be hereinafter referred to as "Welfare Benefit Continuation"). For purposes of determining eligibility of the Executive for retiree benefits pursuant to such plans, practices, programs and policies, the Executive shall be considered to have remained employed until the end of the Employment Period and to have retired on the last day of such period;

               (v)  to the extent not theretofore paid or
     provided, the Company shall timely pay or provide to the Executive and/or the Executive's family any other amounts or benefits required to be paid or provided or which the Executive and/or the Executive's family is eligible to receive pursuant to this Agreement and under any plan, program, policy or practice or contract or agreement of the Company and its Affiliated Companies as in effect and applicable generally to other peer executives and their families during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally thereafter with respect to other peer executives
                                 -10-

     of the Company and its Affiliated Companies and their families (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits"); provided, however, that the Company and the Board hereby agree to cause the Deferred Compensation Plan to be administered so that any and all amounts of salary and/or bonus theretofore deferred by Executive and held under the Deferred Compensation Plan of the Company with instructions from Executive to pay in 15 annual installments shall be paid in said 15 installments commencing at the end of the Employment Period and shall not be commuted and paid in a lump sum, notwithstanding any provision of the Deferred Compensation Plan to the contrary; and

          (vi) the Company shall pay to Executive in a lump sum in cash, within 30 days after the Date of Termination, the amount it would have contributed as an employer contribution to the tax-qualified Savings Plan of the Company for the remainder of the Employment Period had Executive contributed at the maximum rate during said period and had the terms of said Savings Plan as in effect on the Effective Date remained unchanged during said remainder of the Employment Period.

          B. DEATH: If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's Beneficiary or other legal representatives under this Agreement, other than for (i) payment of Accrued Obligations (which shall be paid to the Executive's Beneficiary in a lump sum in cash (or common stock of the Company with respect to certain payments under
LICP) within 30 days of the Date of Termination) and the timely payment or provision of the Welfare Benefit Continuation and Other Benefits and
(ii) payment to the Executive's Beneficiary in a lump sum in cash within 30 days of the Date of Termination of an amount equal to the actuarial equivalent (utilizing for this purpose the assumptions utilized with respect to the Retirement Plan on the Effective Date) of the Supplemental Retirement Benefit.

          C. DISABILITY: If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive under this Agreement, other than for (i) payment of Accrued Obligations (which shall be paid to the Executive in a lump sum in cash (or common stock of the Company with respect to certain payments under LICP) within 30 days of the Date of Termination) and the timely payment or provision of the Welfare Benefit Continuation and Other Benefits and
(ii) payment to the Executive in a lump sum in cash within 30 days of the Date of Termination of an amount equal to the actuarial equivalent (utilizing for this purpose the assumptions utilized with respect to the Retirement Plan on the Effective Date) of the Supplemental Retirement Benefit.

          D. CAUSE; OTHER THAN FOR GOOD REASON: If the Executive's employment shall be terminated for Cause during the Employment Period or if the Executive terminates employment during the Employment Period, excluding a termination for Good Reason or by reason of death or Disability, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to Executive the Annual Base Salary through the
                                 -11-

Date of Termination plus the amount of any compensation previously deferred by the Executive, in each case to the extent theretofore unpaid, and the timely provision of Other Benefits. In such case, any unpaid but due Annual Base Salary shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.

          E. GROUP LIFE INSURANCE: Upon a termination of employment during or at the end of the Employment Period for any reason other than death or for Cause, the Executive may elect to retain the group life insurance coverage provided to Executive and other employees of the Company under the Group Life Insurance Plan of the Company, and, if the election is made, Executive shall pay, or reimburse the Company for the cost of, the premiums for such insurance paid by the Company at the same rate charged active employees of the Company for similar coverage utilizing the same method or procedure for calculating the premium as in effect and applicable for Executive as of the date of execution hereof. Such right to maintain group coverage shall be in the minimum amount of three times Annual Base Salary and shall continue for the life of Executive. It is hereby understood and agreed that there shall be no increase in said premium because of any reallocation due to age or risk that may occur after the date of execution hereof.

          F. RETIREMENT: If Executive terminates his employment with the Company by reason of retirement with the consent of the Company during the Employment Period, he shall be entitled to receive under this Agreement, in addition to all other benefits otherwise due from the Company upon retirement, the prompt payment of all benefits due under Section 6(A) had the Executive terminated employment for Good Reason. Furthermore, Executive shall be entitled until the end of the Employment Period to the prompt reimbursement of all expenses incurred for civic or industry activities undertaken on behalf of the Company which are of a similar nature and scope to those expenses reimbursable by the Company to Executive on the Effective Date. In this connection, Executive shall also be afforded reasonable use of any Company aircraft.

          G. OFFICE: Upon a termination of employment during the Employment Period for any reason other than death or for Cause, the Company shall provide Executive with suitable executive office space and secretarial help at an acceptable location outside the premises of any Company location. Such office and secretary shall be provided Executive until such time as mutually agreed by the parties to be no longer necessary.

          H. SALARY CONTINUATION PLAN: Upon a termination of employment during the Employment Period for any reason, the Company hereby agrees that Executive shall be fully vested in the benefit provided under the Salary Continuation Plan, as in effect on the Effective Date, and that the benefit payable thereunder shall be based on his Annual Base Salary as provided in Section 4(B)(i).

     7. NON-EXCLUSIVITY OF RIGHTS: Except as provided in Section 6 of this Agreement, nothing in this Agreement shall prevent or limit the Executive's continuing or further participation in any plan, program, policy or practice provided by the Company or any of its Affiliated Companies and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its Affiliated Companies. Amounts which are vested benefits or which

                                 -12-

the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its Affiliated Companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

     8.        FULL SETTLEMENT; RESOLUTION OF DISPUTES:

          A. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, except as provided in Section 6(A)(iv) of this Agreement, such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay promptly as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Code. In addition and to the extent not already provided by the terms of any insurance policy owned by the Company, the Company hereby agrees to pay promptly as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any litigation or other legal action filed against the Executive or his estate arising out of, or in any way connected with or resulting from, actions taken or omitted to be taken by Executive during his employment with the Company.

          B. If there shall be any dispute between the Company and the Executive (i) in the event of any termination of the Executive's employment by the Company, whether such termination was for Cause, or
(ii) in the event of any termination of employment by the Executive, whether Good Reason existed, then, unless and until there is a final, nonappealable judgment by a court of competent jurisdiction declaring that such termination was for Cause or that the determination by the Executive of the existence of Good Reason was not made in good faith, the Company shall pay all amounts, and provide all benefits, to the Executive and/or the Executive's family or other beneficiaries, as the case may be, that the Company would be required to pay or provide pursuant to Section 6(A) hereof as though such termination were by the Company without Cause or by the Executive with Good Reason; provided, however, that the Company shall not be required to pay any disputed amounts pursuant to this paragraph except upon receipt of an undertaking by or on behalf of the Executive to repay all such amounts to which the Executive is ultimately adjudged by such court not to be entitled.

     9.        CERTAIN ADDITIONAL PAYMENTS BY THE COMPANY:

          A. Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for benefit of the

                                 -13-

Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this
Section 9) (a "Payment") would be subject to the excise tax imposed by
Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment (whether through withholding at the source or otherwise) by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto), employment taxes and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

          B. Subject to the provisions of Section 9(C), all determinations required to be made under this Section 9, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by Deloitte & Touche (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 9, shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with a written opinion that failure to report the Excise Tax on the Executive's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 9(C) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

          C. The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the
                                 -14-

date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

               (i) give the Company any information reasonably requested by the Company relating to such claim;

               (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company;

               (iii) cooperate with the Company in good faith in order effectively to contest such claim; and

               (iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax, employment tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 9(C), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax, employment tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

          D. If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 9(C), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 9(C)) promptly pay to the Company the amount of such refund
                                 -15-

(together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 9(C), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such termination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

     10. CONFIDENTIAL INFORMATION: The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its Affiliated Companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its Affiliated Companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 10 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

     11.       SUCCESSORS:

          A. This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

          B. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

          C. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

     12. SOURCE OF PAYMENTS: All payments provided in this Agreement shall, unless the plan or program pursuant to which they are made provide otherwise, be paid in cash from the general funds of the Company, and no special or separate funds shall be established and no other segregation of assets shall be made to assure payment. Executive shall have no right, title or interest whatever in or to any investments which the Company may make to aid the Company in meeting its obligations hereunder. Nothing contained in this Agreement, and no action taken pursuant to this provision, shall create or be construed to create a trust of any
                                 -16-

kind, or a fiduciary relationship, between the Company and Executive or any other person. To the extent that any person acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company.

     13. EFFECT OF PRIOR AGREEMENTS: This Agreement contains the entire understanding between the parties hereto and supersedes any prior employment agreement between the Company or any predecessor of the Company and Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to Executive of a kind elsewhere provided and not expressly provided or modified in this Agreement. Specifically, but not by way of limitation, this Agreement supersedes and replaces that certain Employment Agreement between the parties, dated May 12, 1994.

     14. CONSOLIDATION, MERGER OR SALE OF ASSETS: Nothing in this Agreement shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation which assumes this Agreement and all obligations and undertakings of the Company hereunder; provided that no such action shall diminish Executive's rights hereunder, including, without limitation, rights under paragraph 5(C). Upon such a consolidation, merger or transfer of assets in assumption, the term "Company" as used herein shall mean such other corporation.

     15.       MISCELLANEOUS:

          A. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

          B. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified-mail, return receipt requested, postage prepaid, addressed as follows:

         IF TO THE EXECUTIVE: Don D. Jordan
                              5 Stayton Circle
                              Houston, Texas  77024


          IF TO THE COMPANY:  Houston Industries Incorporated
                              Five Post Oak Park
                              P.O. Box 4567
                              Houston, Texas  77210

                              ATTENTION:   Mr. Hugh Rice Kelly
                                           Vice President, General
                                             Counsel and Secretary

                                 -17-

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

          C. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          D. The Company may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

          E. The Executive's or the Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to
Section 5(C)(i)-(v) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

          F. The headings of paragraphs herein are included solely for convenience and reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

          G. Contemporaneously with execution of this Agreement, Executive shall be furnished a certified copy of a resolution of the Board of Directors authorizing the execution and delivery of this Agreement.


                             PART B

                    EXTENDED EMPLOYMENT TERM

          The Board has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued benefit of the Executive's services for a transition period following the Executive's attainment of age 65 in the event that the Executive remains employed by the Company on the date he attains age 65. Therefore, in order to accomplish this objective and in consideration of Executive's agreement to remain employed beyond normal retirement age, the Board has caused the Company to enter into this Part B of this Agreement. This Part B shall be effective immediately upon the execution of this Agreement and shall be null and void immediately upon (a) a Change in Control (as defined in Part A above), whereupon the provisions of Part A shall govern, or (b) the day that the Executive attains age 65 if he is not employed by the Company on such day.

          NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

     1. EMPLOYMENT PRIOR TO AGE 65: The parties hereby agree that the Executive's employment with the Company is terminable at will by either party until the date that the Executive attains age 65.
                                 -18-

     2. CERTAIN DEFINITIONS: Capitalized terms in this Part B shall have the meanings herein ascribed to them or, if not defined in this Part B, the meanings ascribed to them in Part A of this Agreement
("Part A").

     3. PROVISIONS INCORPORATED BY REFERENCE: Sections 7, 8 and 10 through 15 of Part A are hereby incorporated by reference into this Part B.

     4. EMPLOYMENT PERIOD: In the event that the Executive is employed by the Company on the date that he attains age 65, the Company hereby agrees to continue the Executive in its employ, and the Executive hereby agrees to remain in the employ of the Company, in accordance with the terms and provisions of this Part B, for the period commencing on the date immediately following the date the Executive attains age 65 and ending on the first day of the month coinciding with or next following the Executive's attainment of age 67 (the "Extended Employment Term").

     5.   TERMS OF EMPLOYMENT:

          A.   POSITION AND DUTIES:     During the Extended Employment
Term and until the date of his termination of employment hereunder, the Executive shall be employed as the Chairman of the Company or in such other executive capacities, consistent with the Executive's years of experience with the Company, as the Board may determine in its discretion from time to time. Unless otherwise requested by the Board, Executive shall resign and relinquish his office as Chief Executive Officer of the Company effective as of his attainment of age 65.

          B.   COMPENSATION:

               (i) ANNUAL BASE SALARY: During the Extended Employment Term, the Executive shall receive an annual base salary (the "Annual Base Salary") at a monthly rate set by the Board in its discretion, which salary shall be in an amount commensurate with the Executive's position, duties and years of experience with the Company.

               (ii) BENEFIT AND BONUS PLANS: During the Extended Employment Term, (a) the Executive shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other peer executives of the Company and its Affiliated Companies and (b) the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its Affiliated Companies (including, without limitation, medical, prescription, dental, disability, executive salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other peer executives of the Company and its Affiliated Companies (the benefits described in clauses (a) and (b) collectively referred to herein as the "Other Benefits").
                                 -19-

               (iii)     SUPPLEMENTAL RETIREMENT
     BENEFIT: Executive may be entitled to a Supplemental Retirement Benefit under this Agreement; provided that Executive shall not be entitled to such a benefit if Executive's employment terminates for Cause or voluntarily during the Extended Employment Term. For purposes of determining the amount of any Supplemental Retirement Benefit hereunder, Executive's benefit under the SERP (including both the Retirement Plan Restoration Benefit and the Supplemental Retirement Benefit) shall be calculated as provided in the SERP except that for purposes of such calculation Executive's "Average Monthly Compensation" (as defined in the Retirement Plan and referenced in the SERP) shall be deemed to be the result obtained by dividing the sum of (a) and (b) by 12, where (a) is Executive's salary received from the Company for the 12 months ended May 31, 1997 and where (b) is the EICP bonus that would have been paid to the Executive with respect to the year in which Executive reached age 64 had the performance objectives thereunder been achieved at a target level for such year. If the benefit so calculated is greater than the benefit payable to the Executive under the terms of the SERP, the Company shall pay to the Executive the amount of the difference (a "Supplemental Retirement Benefit"). The Supplemental Retirement Benefit shall be paid at the same time and in the same manner as the Executive's benefit under the SERP.

               (iv) SUPPLEMENTAL BENEFIT UPON DEATH OR
     DISABILITY: If the Executive's employment is terminated by reason of the Executive's death or Disability during the Extended Employment Term or if the Executive dies following completion of the Extended Employment Term, any death or disability benefit that is payable to the Executive or his Beneficiary under the Company's Executive Benefits Plan and that is calculated with reference to the Executive's salary at termination of employment shall be calculated hereunder based on the Executive's salary in effect immediately prior to attainment of age 65. If a death or disability benefit is greater when calculated under this Section B than the benefit payable pursuant to the Executive Benefits Plan
     (the "Underlying Benefit"), the Company shall pay to the Executive or his Beneficiary the amount of the difference
     (a "Supplemental Benefit"). Any Supplemental Benefit shall be paid at the same time and in the same manner as the Underlying Benefit.

               (v) GROUP LIFE INSURANCE: Upon a termination of employment (a) during the Extended Employment Term for any reason other than voluntarily, by death or for Cause or
     (b) at the end of the Extended Employment Term, the Executive may elect to retain the group life insurance coverage provided to Executive and other employees of the Company under the Group Life Insurance Plan of the Company, and, if the election is made, Executive shall pay, or reimburse the Company for the cost of, the premiums for such insurance paid by the Company at the same rate charged active employees of the Company for similar coverage utilizing the same method or procedure for calculating the premium as in effect and applicable for Executive on the date hereof. Such right to maintain group coverage shall be in an amount not to exceed three times Annual Base Salary of Executive in effect prior to Executive reaching age 65
                                 -20-

     and shall continue for the life of Executive. It is hereby understood and agreed that there shall be no increase in said premium because of any reallocation due to age or risk that may occur after the date of execution hereof.

     6.   OBLIGATIONS OF THE COMPANY UPON TERMINATION:

          A. VOLUNTARILY, FOR CAUSE OR BY DEATH OR DISABILITY: If the Executive's employment shall be terminated for Cause during the Extended Employment Term or if the Executive voluntarily terminates employment during the Extended Employment Term, including a termination by reason of death or Disability, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to Executive the Annual Base Salary through the Date of Termination plus the amount of any compensation previously deferred by the Executive, in each case to the extent theretofore unpaid, and the timely provision of Other Benefits; provided that in the case of a death or Disability, the Company shall also pay or provide any benefit for which Executive or his Beneficiary is eligible pursuant to Section 5(B)(iii)-(v) hereof. Any unpaid but due Annual Base Salary shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.

          B. TERMINATION OTHER THAN VOLUNTARILY, FOR CAUSE OR BY DEATH OR DISABILITY: If, during the Extended Employment Term, the Company shall terminate the Executive's employment other than for Cause or Disability, then:

               (i) the Company shall pay to the Executive in a lump sum in cash (or common stock of the Company with respect to certain payments under LICP), within 30 days after the Date of Termination, the aggregate of (1) the Executive's Annual Base Salary and any annual bonus remaining owing to the Executive for the Extended Employment Term as if there had been no termination determined without any reduction for the present value of such lump-sum payment and (2) any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1) and (2) above shall be hereinafter referred to as the "Accrued Obligations");

               (ii) for the remainder of the Extended Employment Term, or such longer period as any plan, program, practice or policy may provide, the Company shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in
     Section 5(B)(ii)(b) of this Part B if the Executive's employment had not been terminated; and

               (iii) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive and/or the Executive's family any other amounts or benefits required to be paid or provided or which the Executive and/or the Executive's family is eligible to receive pursuant to this
                                 -21-

     Agreement and under any plan, program, policy or practice or contract or agreement of the Company and its Affiliated Companies as in effect and applicable generally to other peer executives and their families.

          7.   DEFERRED COMPENSATION PLAN AND SERP PAYMENTS:
Notwithstanding any provision herein or any provision of the Deferred Compensation Plan of the Company to the contrary, the Company and the Board hereby agree to cause the Deferred Compensation Plan to be administered so that any and all amounts of salary and/or bonus theretofore deferred by Executive and held under the Deferred Compensation Plan with instructions from Executive to pay in 15 annual installments shall be paid in said 15 installments, shall remain in said Plan earning interest at the rate prescribed therein until installment distributions commence, shall commence as provided under the terms of the Deferred Compensation Plan but shall not be commuted and paid in a lump sum. Notwithstanding any provision of this Agreement or any provision of the SERP to the contrary, the Company and the Board hereby agree to cause the SERP to be administered so that no benefit payable to or on behalf of Executive under the SERP may be commuted and paid in a lump sum.

          IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name and on its behalf, all as of the day and year first above written.

                              HOUSTON INDUSTRIES INCORPORATED



                              By /s/    JOHN T. CATER
                                        John T. Cater, Chairman of Personnel
                                          Committee of the Board of Directors

                              EXECUTIVE
                                        DON D. JORDAN
                                        Don D. Jordan
                                 -22-